Independent Auditors' Consent



To the Shareholders and Board of Directors of Smith Barney Managed Municipals Fund Inc.:

We consent to the use of our report dated April 18, 1997 for the Smith Barney Managed Municipals Fund Inc. incorporated herein by reference and to the references to our Firm under the headings "Financial
Highlights" in the Prospectus and "Counsel and Auditors" in the Statement of Additional Information.




	KPMG Peat Marwick LLP


New York, New York
June 25, 1997